UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

Stronghold Digital Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40931	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Madison Avenue, 28th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 967-5294

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SDIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On September 6, 2023, Stronghold Digital Mining, Inc. (the “Company”) and Greg Beard, the Company’s Chief Executive Officer and Chairman, entered into an Employment Agreement (the “Employment Agreement”). Mr. Beard has served as the Chief Executive Officer of the Company since 2021.

The Employment Agreement has a term of two (2) years and provides for an at-will employment relationship. Upon any termination of the Employment Agreement, Mr. Beard is entitled to compensation and reimbursement of expenses through the date of termination. In addition, the Employment Agreement provides for certain payments, including severance, and benefits in the event of a termination of his employment under specific circumstances, each as defined and outlined in the Employment Agreement. The Employment Agreement contains customary and usual definitions of termination for cause and good reason. Pursuant to his Employment Agreement, Mr. Beard has agreed to certain restrictions including but not limited to a non-compete covenant,  a non-solicit covenant, and restrictions on disclosure and use of the Company’s confidential information.

Mr. Beard will receive a base salary of $600,000 and a target annual bonus of 100% of base salary, subject to the discretion of the board of directors (the “Board”). The Board (or a committee thereof) in setting and evaluating Mr. Beard’s applicable bonus targets may consider, among other elements, stock price, earnings per share, cash flow, performance against peers, key strategic and operational objectives, business strategy and market conditions. Each of Mr. Beard’s base salary and bonus are payable in cash or fully vested shares of the Company’s Class A common stock, par value $0.0001 per share, at Mr. Beard’s election. As previously disclosed, in an effort to align Mr. Beard’s compensation with that of the stockholders, on November 7, 2022, Mr. Beard agreed to separate his $600,000 annual salary into a cash annual salary of $58,500 and $542,000 in annual equity compensation. Mr. Beard will also be eligible to participate in the Company’s employee benefits plans as in effect from time to time on the same basis as generally made available to other senior U.S. based executives of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, including exhibits thereto, a copy of which will be filed as an exhibit to a subsequent Company filing.

Item 7.01	Regulation FD Disclosure.

On September 6, 2023, the Company issued a press release announcing the results of the Company’s August Bitcoin mining operations. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. A copy of the press release is posted to the Company’s website at www.strongholddigitalmining.com.

Additionally, members of the Company’s management team will be speaking at the H.C. Wainwright Annual Global Investment Conference on September 12 2023, and conducting one-on-one meetings with analysts and investors during the conferences.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1*	Press Release, dated as of September 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

	By:	/s/ Gregory A. Beard
		Name:	Gregory A. Beard
		Title:	Chief Executive Officer and Chairman
Date: September 12, 2023